Greenlane Announces Second Quarter 2020 Financial Results
BOCA RATON, Fla., August 7, 2020 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), one of the largest global sellers of premium cannabis accessories and specialty vaporization products, today reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights
(Unless otherwise stated, comparisons are made between Q2 2020 and Q1 2020 results)

•Revenue for the second quarter of 2020 was approximately $32.4 million;
•Vapor.com, Greenlane's flagship direct to consumer e-commerce platform, has seen a 74% increase in orders, jumping to approximately 16,000 orders in the second quarter of 2020;
•Gross profit was approximately $6.7 million, representing 21% of net sales;
•In June 2020, Greenlane launched its VIBES branded products into Canada and Europe, expanding product availability to over 2,000 Greenlane customer retail locations worldwide;
•Introduced Greenlane's consumer-facing product verification program, G-Verify, powered by Lucid Green's Lucid ID platform, which provides reliable product, safety, and educational information directly to consumers and retailers;
•Opened a new retail store in partnership with Cookies, located in Barcelona, Spain in May 2020;
•Sales of Greenlane Brands were approximately $4.9 million, representing 15.0% of total revenue;

Management Commentary

“Despite the challenging economic conditions presented by the COVID-19 pandemic, we delivered solid Q2 top line revenue of $32.4 million and have continued to make progress towards improving our gross margin profile,” said Aaron LoCascio, Greenlane’s Chairman and Chief Executive Officer. “We continue to strategically allocate resources towards higher margin revenue opportunities, including accelerating the development of our portfolio of Greenlane branded products."

LoCascio continued, "As we look ahead to the second half of 2020, I am confident that we are well positioned, both operationally and financially, to continue to execute our transformation plans and fuel our growth. I'd like to thank the Greenlane team for their ongoing commitment to driving our success."

Q2 2020 Financial Summary

Net sales were $32.4 million in the second quarter of 2020 ("Q2 2020"), compared to $53.0 million for the second quarter of 2019 ("Q2 2019"), a decrease of $20.6 million or 38.9%. The change in revenue is largely attributable to the FDA's restriction on the sale of certain products, primarily mint-flavored JUUL, and the execution of Greenlane's business transformation initiative, whereby the Company has deliberately moved away from low-margin JUUL sales, to focus on higher-margin products. JUUL sales decreased to approximately $2.3 million in Q2 2020, from approximately $25.6 million in Q2 2019. Net sales of Greenlane branded products grew to approximately $4.9 million, representing 15.0% of total revenue in the second quarter of 2020, as compared to approximately $3.2 million in the second quarter of 2019, or 6.1% of total revenue. The decrease in Q2 2020 net sales also reflects a full quarter of the impact that the COVID-19 pandemic placed on consumer purchasing behaviors and our operations.

In connection with the Company's business transformation initiative and ongoing efforts to optimize its distribution network, Greenlane continues to transition to a more streamlined and centralized model with fewer, but larger, highly automated distribution facilities. In the second quarter of 2020, the Company completed the closings of its Schenectady, NY and Delta, Canada distribution centers. In June 2020, the Company terminated the lease agreements for its Torrance, CA distribution center and Toronto, Canada office location, and plan to close its Jacksonville, FL and Visalia and Torrance, CA distribution centers in the third quarter of 2020.

Q2 2020, gross profit was $6.7 million, or 20.8% of net sales, compared to $9.2 million, or 17.3% of net sales in Q2 2019. The Company believes this increase in gross margin is indicative of the leverage that the Company can drive from its operating model as it continues to reduce the concentration of sales in lower-margin JUUL products and promote its higher margin Greenlane brands.

Salaries, benefits, and payroll taxes in Q2 2020 decreased approximately $0.9 million, or 12.9%, compared to Q2 2019, primarily due to a decrease in equity-based compensation expense of $0.8 million, as the Company recognized approximately $0.9 million of expense in Q2 2020, compared to approximately $1.7 million of expense in Q2 2019.

Q2 2020 general and administrative expenses increased by approximately $1.0 million to $6.4 million compared to $5.4 million in Q2 2019, primarily due to an increase of approximately $0.9 million in subcontractor fees, an increase of approximately $0.2 million for a fulfillment agreement entered into during May 2020 with Verst Group Logistics, Inc., a third party logistics provider that provides Greenlane with storage space and logistics services in their Kentucky warehouse, and an increase of approximately $0.2 million in the reserve for uncollectible accounts, offset by a decrease of approximately $0.3 million in legal fees.

Q2 2020 net loss was $6.4 million, compared to $3.2 million in the same period for the prior year. Adjusted net loss was $5.2 million in Q2 2020 compared to adjusted net loss of $1.2 million for Q2 2019. Adjusted EBITDA loss was $4.4 million in Q2 2020 compared to adjusted EBITDA loss of $1.2 million in Q2 2019.

Cash and cash equivalents were $41.8 million and total debt was $8.2 million as of June 30, 2020, compared to $47.8 million and $8.3 million, respectively, as of December 31, 2019.

Conference Call Information

Greenlane will host a conference call today, Friday, August 7, 2020, to discuss these results. Aaron LoCascio, Chief Executive Officer, will host the call starting at 8:30 a.m. Eastern time. A question and answer session will follow management's presentation.

Date:	Friday, August 7, 2020
Time:	8:30 a.m. Eastern Time
Dial-In Number:	(833) 519-1285
Conference ID:	1982004
Webcast:	https://edge.media-server.com/mmc/p/5buxicvm
Replay:	(855) 859-2056 or (404) 537-3406
Available until 11:30 p.m. Eastern Time Thursday, August 21, 2020

About Greenlane Holdings, Inc.

Greenlane (NASDAQ: GNLN) is the leading global platform for the development and distribution of premium cannabis accessories and lifestyle products. The company operates as a powerful house of brands, third-party brand accelerator, and omni-channel distribution platform. Greenlane serves the global markets with an expansive customer base of more than 11,000 retail locations, including licensed cannabis businesses, smoke shops, and specialty retailers. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry’s leading brands, including PAX Labs, Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and DaVinci. Greenlane also proudly owns and operates a diverse brand portfolio including packaging innovator Pollen Gear™, the K.Haring Glass Collection by Higher Standards, Marley Natural™, and VIBES™ rolling papers. Higher Standards, Greenlane’s flagship brand, offers both a high-end product line and immersive retail experience with groundbreaking stores in both New York City’s Chelsea Market and Malibu, California. Greenlane also owns and operates both Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively. For additional information, please visit: https://gnln.com/.

Presentation of Financial Information

This press release includes historical consolidated results for the periods presented of Greenlane Holdings, LLC, the predecessor of Greenlane Holdings, Inc., for financial reporting purposes. Accordingly, the consolidated financial statements for periods prior to the completion of the IPO on April 23, 2019 have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2019 through April 22, 2019 represent the historical operations of Greenlane Holdings, LLC. The amounts for the period from April 23, 2019 through June 30, 2019, and from January 1, 2020 through June 30, 2020 reflect the consolidated operations of Greenlane Holdings, Inc.

Use of Non-GAAP Financial Measures

Greenlane discloses Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures, because management believes these metrics assist investors and analysts in assessing the Company’s overall operating performance and evaluating how well Greenlane is executing its business strategies. You should not consider Adjusted Net Loss or Adjusted EBITDA as alternatives to net loss determined in accordance with GAAP as indicators of Greenlane’s operating performance. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Accordingly, you should not view Adjusted Net Loss or Adjusted EBITDA in isolation or as a substitute, or superior to, financial information prepared and presented in accordance with GAAP. Furthermore, these non-GAAP measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Adjusted Net Loss and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not include interest expense, which has been a necessary element of the Company's costs;
•Adjusted EBITDA does not reflect income tax payments we may be required to make;
•Adjusted EBITDA and Adjusted Net Loss do not reflect equity-based compensation;
•Adjusted EBITDA and Adjusted Net Loss do not reflect transaction and other costs which are generally incremental costs that result from an actual or planned transaction;
•Other companies, including companies in Greenlane's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

For more information on Greenlane's non-GAAP financial measures and a reconciliation of GAAP to non-GAAP financial measures, please see the "Reconciliation of GAAP to Non-GAAP Financial Measures" table in this press release.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; the impact of the ongoing COVID-19 pandemic on the Company's business; growth in demand for the Company’s products; growth in the market for cannabis and nicotine; the Company’s marketing and commercialization efforts; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will also be set forth in Greenlane's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Media Contact
MATTIO Communications
Greenlane@mattio.com

Investor Contact:
Rob Kelly
Investor Relations, MATTIO Communications
Greenlane@mattio.com
1-416-992-4539

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value per share amounts)

	June 30, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets
Cash	$41,831	$47,773
Accounts receivable, net of allowance of $1,123 and $936 at June 30, 2020 and December 31, 2019, respectively	6,402	8,091
Inventories, net	38,654	43,060
Vendor deposits	11,186	11,120
Other current assets	2,430	4,924
Total current assets	100,503	114,968

Property and equipment, net	13,765	13,165
Intangible assets, net	5,801	6,301
Goodwill	2,974	11,982
Operating lease right-of-use assets	3,714	4,695
Other assets	2,065	2,091
Total assets	$128,822	$153,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$11,554	$11,310
Accrued expenses and other current liabilities	7,236	10,600
Customer deposits	3,044	3,152
Current portion of operating leases	792	1,084
Current portion of finance leases	110	116
Total current liabilities	22,736	26,262

Notes payable, less current portion and debt issuance costs, net	7,926	8,018
Operating leases, less current portion	3,206	3,844
Finance leases, less current portion	126	194
Other liabilities	1,064	620
Total long-term liabilities	12,322	12,676
Total liabilities	35,058	38,938

Commitments and contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 125,000 shares authorized; 12,603 shares issued and outstanding as of June 30, 2020; 9,999 shares issued and 9,812 shares outstanding as of December 31, 2019	126	98
Class B common stock, $0.0001 par value per share, 10,000 shares authorized; 3,724 and 5,975 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1	1
Class C Common stock, $0.0001 par value per share, 100,000 shares authorized; 77,791 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	8	8
Additional paid-in capital	38,501	32,108
Accumulated deficit	(16,261)	(9,727)
Accumulated other comprehensive loss	(240)	(72)
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	22,135	22,416
Non-controlling interest	71,629	91,848
Total stockholders’ equity	93,764	114,264
Total liabilities and stockholders’ equity	$128,822	$153,202

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$32,400	$52,986	$66,268	$102,884
Cost of sales	25,656	43,835	52,195	84,746
Gross profit	6,744	9,151	14,073	18,138
Operating expenses:
Salaries, benefits and payroll taxes	6,121	7,029	12,735	15,111
General and administrative	6,426	5,413	15,085	10,797
Goodwill impairment charge	—	—	8,996	—
Depreciation and amortization	650	645	1,360	1,330
Total operating expenses	13,197	13,087	38,176	27,238
Loss from operations	(6,453)	(3,936)	(24,103)	(9,100)
Other income (expense), net:
Change in fair value of convertible notes	—	—	—	(12,063)
Interest expense	(110)	(140)	(220)	(742)
Other income, net	186	748	1,126	924
Total other income (expense), net	76	608	906	(11,881)
Loss before income taxes	(6,377)	(3,328)	(23,197)	(20,981)
Provision for (benefit from) income taxes	8	(108)	(73)	(97)
Net loss	(6,385)	(3,220)	(23,124)	(20,884)
Less: Net loss attributable to non-controlling interest	(4,312)	(1,453)	(16,590)	(1,453)
Net loss attributable to Greenlane Holdings, Inc.	$(2,073)	$(1,767)	$(6,534)	$(19,431)

Net loss attributable to Class A common stock per share - basic and diluted	$(0.18)	$(0.03)	$(0.60)	$(0.03)
Weighted-average shares of Class A common stock outstanding - basic and diluted	11,380	9,998	10,921	9,998

Other comprehensive (loss) income:
Foreign currency translation adjustments	471	23	(156)	51
Unrealized loss on derivative instrument	(66)	—	(559)	—
Comprehensive loss	(5,980)	(3,197)	(23,839)	(20,833)
Less: Comprehensive loss attributable to non-controlling interest	(4,006)	(1,429)	(17,137)	(1,429)
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(1,974)	$(1,768)	$(6,702)	$(19,404)

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss (including amounts attributable to non-controlling interest)	$(23,124)	$(20,884)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,360	1,330
Debt issuance costs on convertible notes	—	422
Equity-based compensation expense	1,161	4,575
Goodwill impairment charge	8,996	—
Change in fair value of contingent consideration	(644)	—
Change in fair value of convertible notes	—	12,063
Change in provision for doubtful accounts	343	637
Change in provision for slow moving or obsolete inventory	177	(137)
Other	(15)	(98)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	1,346	(3,786)
Inventories	4,228	(18,466)
Vendor deposits	131	2,410
Deferred offering costs	—	2,284
Other current assets	2,442	(1,490)
Accounts payable	244	5,218
Accrued expenses	1,161	(2,358)
Customer deposits	(219)	(491)
Net cash used in operating activities	(2,413)	(18,771)
Cash flows from investing activities:
(Purchase consideration paid for) cash acquired from acquisitions	(1,841)	91
Purchases of property and equipment, net	(1,247)	(754)
Purchase of intangible assets	—	(65)
Investment in equity securities	—	(500)
Net cash used in investing activities	(3,088)	(1,228)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	8,050
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting costs	—	83,003
Payment of debt issuance costs - convertible notes	—	(1,734)
Deferred offering costs paid	—	(3,456)
Redemption of Class A and Class B units of Greenlane Holdings, LLC	—	(3,019)
Other	(254)	(1,022)
Net cash (used in) provided by financing activities	(254)	81,822
Effects of exchange rate changes on cash	(187)	171
Net (decrease) increase in cash	(5,942)	61,994
Cash, as of beginning of the period	47,773	7,341
Cash, as of end of the period	$41,831	$69,335

Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$824	$363
Lease liabilities arising from obtaining operating lease right-of-use assets	$331	$2,562
Non-cash investing activities and financing activities:
Conversion of convertible debt to Class A common stock	$—	$60,313
Redeemable Class B Units issued for acquisition of a subsidiary, net of issuance costs	$—	$6,514
Shares of Class A common stock issued for acquisition of Conscious Wholesale	$1,988	$—
Exchanges of non-controlling interest for Class A common stock	$(3,917)	$—

GREENLANE HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The reconciliation of our Net Loss to Adjusted Net Loss for each of the periods indicated is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net loss	$(6,385)	$(3,220)	$(23,124)	$(20,884)
Debt placement costs for convertible notes (1)	—	—	—	422
Transition to being a public company (2)	—	333	—	1,183
Equity-based compensation	891	1,724	1,161	4,575
Initial consulting costs related to ERP system implementation (3)	44	—	108	—
Restructuring expenses (4)	256	—	364	—
Due diligence costs related to acquisition target	—	—	903	—
Goodwill impairment charge	—	—	8,996	—
Change in fair value of convertible notes	—	—	—	12,063
Adjusted net loss	$(5,194)	$(1,163)	$(11,592)	$(2,641)
(1)Debt placement costs related to the issuance of convertible notes in January 2019.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our IPO.
(3)Includes non-recurring expenses related to the initial project design for our planned ERP system implementation.
(4)Includes primarily severance payments for employees terminated as part of our transformation plan.

The reconciliation of our Net Loss to Adjusted EBITDA for each of the periods indicated is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net loss	$(6,385)	$(3,220)	$(23,124)	$(20,884)
Other income, net (1)	(186)	(748)	(1,126)	(924)
Transition to being a public company (2)	—	333	—	1,183
Interest expense	110	140	220	742
Provision for (benefit from) income taxes	8	(108)	(73)	(97)
Depreciation and amortization	650	645	1,360	1,330
Equity-based compensation expense	891	1,724	1,161	4,575
Initial consulting costs related to ERP system implementation (3)	44	—	108	—
Restructuring expenses (4)	256	—	364	—
Due diligence costs related to acquisition target	—	—	903	—
One-time early termination fee on operating lease in connection with moving to a centralized distribution center model	262	—	262	—
Goodwill impairment charge	—	—	8,996	—
Change in fair value of convertible notes	—	—	—	12,063
Adjusted EBITDA	$(4,350)	$(1,234)	$(10,949)	$(2,012)
(1)Includes rental and interest income, changes in the fair value of contingent consideration, and other miscellaneous income.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our IPO.
(3)Includes non-recurring expenses related to the initial project design for our planned ERP system implementation.
(4)Includes primarily severance payments for employees terminated as part of our transformation plan.